EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Lightbridge Provides Video Demonstration of Co-Extrusion Manufacturing Process for Lightbridge Fuel™ Rods

RESTON, Va. – January 6, 2020 – Lightbridge Corporation (NASDAQ: LTBR), a nuclear fuel developer, today released a video demonstrating its co-extrusion manufacturing process using surrogate materials for the production of full commercial length Lightbridge Fuel™ rods for large light water reactors (12-ft. long), as well as for small modular reactors (6-ft. long). The surrogate materials in the demonstration were selected to simulate the flow stresses, temperatures and extrusion pressures expected in the manufacture of actual Lightbridge Fuel™ rods, which utilize a uranium-zirconium alloy.

The video of the demonstration can be found on the Company’s website at www.ltbridge.com or through its YouTube Channel at http://youtu.be/RaLprOZH1lg.

The demonstration of Lightbridge’s fuel manufacturing process utilizes an internally developed and patented high temperature co-extrusion process. Lightbridge Fuel™ is designed to significantly enhance the economics and safety of nuclear power, by extending core life, increasing power output, and lessening the number of refueling outages, while operating about 1000° C cooler than standard oxide fuel.

Seth Grae, President & Chief Executive Officer of Lightbridge Corporation, commented, “Through our successful demonstration of the co-extrusion of commercial-length fuel rods with surrogate materials, designed for most water-cooled reactors, we hope to advance our commercialization efforts in what is a growing global nuclear power industry. Recently, the U.S. Congress voted to approve $1.5 billion in appropriations for nuclear energy programs, a record for nuclear energy. We will continue to focus on making progress on our fuel development milestones that we believe will drive long-term shareholder value.”

About Lightbridge Fuel™

Lightbridge Fuel™ is designed for existing and new reactors, improving their economics by increasing power output and enabling longer fuel cycles. Lightbridge Fuel™ can add non-carbon-emitting baseload electricity with improved reactor safety. Lightbridge invented and patented this technology and expects to demonstrate its fuel in research reactors in the next several years.

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About Lightbridge Corporation

Lightbridge (NASDAQ: LTBR) is a nuclear fuel technology development company based in Reston, Virginia, USA. The Company develops proprietary next generation nuclear fuel technologies for current and future reactors, which significantly enhances the economics and safety of nuclear power, operating about 1000° C cooler than standard fuel. Lightbridge invented, patented and has independently validated the technology, including successful demonstration of the fuel in a research reactor with plans to demonstrate the fuel under commercial reactor conditions. The Company has assembled a world class development team including veterans of leading global fuel manufacturers. Four large electric utilities that generate about half the nuclear power in the US already advise Lightbridge on fuel development and deployment. The Company operates under a licensing and royalty model, independently validated and based on the increased power generated by Lightbridge-designed fuel and high ROI for operators of existing and new reactors. For more information please visit: www.ltbridge.com.

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Forward Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We use words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will,” “should,” “estimate,” “potential,” “project” and similar expressions to identify forward-looking statements. Such forward looking statements include, among others, statements regarding the timing and outcome of research and development activities and other steps designed to realize the Company’s commercialization efforts of Lightbridge Fuel™, future manufacturing efforts of Lightbridge Fuel™ rods utilizing a uranium-zirconium alloy, and the Company’s anticipated financial resources and position. These statements are based on current beliefs and expectations of management of the Company and are subject to significant risks and uncertainties outside of the Company’s control. These risks and uncertainties may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the outcome of the Company’s research, development and commercialization efforts; the actual future impact of Lightbridge Fuel™ on the economics and safety of nuclear power; the degree of market adoption of the Company’s product and service offerings; market competition; dependence on strategic partners; demand for fuel for nuclear reactors; the Company’s ability to manage its business effectively in a rapidly evolving market; as well as other factors described in Lightbridge’s filings with the Securities and Exchange Commission. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond our ability to control or predict. Our forward-looking statements speak only as of the date of this release. Other than as required by law, the Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments, future events or otherwise.

Investor Relations Contact:

David Waldman/Natalya Rudman

Tel. +1 855-379-9900

ir@ltbridge.com

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